Exhibit 10.6

PACIFIC VENTURES GROUP, INC.

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the "Agreement") is made and entered into as of September 25, 2015, by and among Pacific Ventures Group, Inc., a Delaware corporation (the "Company"), and the undersigned owner (the "Undersigned") of the shares of the Company's common stock, $.001 par value per share (the "Common Stock"), set forth opposite the undersigned's name on the signature page of this Agreement ("Shares").

RECITALS

WHEREAS, pursuant to that certain Share Exchange Agreement dated August 14, 2015 ("Share Exchange Agreement"), among the Company, Snöbar Holdings, Inc., a Delaware corporation ("Snöbar Holdings"), and the shareholders of Snöbar Holdings ("Snöbar Shareholders"), the Company is to issue 22,474,000 shares of the Company's unregistered common stock, par value $0.001 per share ("Common Stock"), to Snöbar Shareholders on the initial closing of the Share Exchange Agreement; and

WHEREAS, as contemplated and required by the Share Exchange Agreement and to ensure the development of an orderly trading market in the Company's common stock, the parties are entering into this Agreement to restrict the sale, assignment, transfer, conveyance, hypothecation or alienation of the Shares contemplated as being issued to the undersigned under the Share Exchange Agreement, all on the terms set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The undersigned hereby agrees that for a period of two (2) years following the date hereof, which is the date of the initial closing of the Share Exchange Agreement (the "Lock-Up Period"), the undersigned will not sell, assign, pledge or otherwise transfer any of the Shares that the undersigned beneficially owns, including (i) all shares of Common Stock that the undersigned may receive as a stock dividend or other distribution on shares of Common Stock, and (ii) all other securities of the Company that the undersigned may receive in a recapitalization or similar transaction (the "Lock-up Shares"), and the undersigned agrees not to take any of the preceding actions, without the Company's prior written consent. In addition, the undersigned agrees that, during the Lock-Up Period, the undersigned will not engage in (i) any short sale of any Lock-up Shares or other Common Stock, (ii) any hedging transaction regarding the Lock-up Shares or other Common Stock, or (ii) any grant of a put or call option regarding the Lock-up Shares or other Common Stock.

2. Notwithstanding Section 1, the Lock-up Shares may be transferred or sold under the following circumstances:

A) The undersigned may transfer (i) all or any portion of the Lock-up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, and (ii) all or any portion of the Lock-up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further than any such transfer shall not involve a disposition for value. For purposes hereof, "immediate family and friends" shall mean any relationship by blood, marriage, adoption, or close business relationship.

B) Beginning on the date that is the twelve month anniversary of the date hereof, the undersigned may sell up to three percent (3%) of the Shares owned by the undersigned in any given ninety (90) day period.

3. The undersigned consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the preceding provisions of this Agreement. The undersigned also consents to the placement of the following legend on any and all stock certificates that evidence the shares of Common Stock that are the subject of this Agreement:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP/LEAK-OUT AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN, DATED AS OF SEPTEMBER 25, 2015. A COPY OF THE LOCK-UP/LEAK-OUT AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY."

4. This Agreement will terminate on the second anniversary of the date of this Agreement and thereafter all provisions and restrictions contained herein shall cease and be of no further force or effect.

5. Notwithstanding anything to the contrary set forth herein, the Company may, at any time and from time to time, waive in writing any of the conditions or restrictions contained herein.

6. Except as otherwise provided in this Agreement, the undersigned shall be entitled to beneficial rights of ownership of the Lock-up Shares, including the right to vote the Lock-up Shares for any and all purposes.

7. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document. The execution and delivery of a facsimile or other electronic transmission of this agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

8. All notices, instructions or other communications required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, return receipt requested, overnight delivery or hand-delivered to all parties to this Agreement at the addresses set forth on the signature page below. All notices shall be deemed to be given on the same day if delivered by hand or on the following business day if sent by overnight delivery or the second business day following the date of mailing.

9. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

10. These terms and conditions shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions of such state.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

THE COMPANY Pacific Ventures Group, Inc., a Delaware corporation By: /s/Shannon Masjedi Name: Shannon Masjedi Title: President UNDERSIGNED
___________________________ Name: